UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 453-7200

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On January 26, 2006, Arena Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with CIBC World Markets Corp. and UBS Investment Bank, as representatives of the several underwriters named therein (collectively, the “Underwriters”), related to a public offering of 9,752,508 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The price to the public is $16.90 per share, and the underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $15.92825 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,462,876 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-129519) filed with the Securities and Exchange Commission (the "Commission") on November 7, 2005 and a related registration statement on Form S-3 (Registration No. 333-131310)  filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on January 26, 2006. The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such Exhibit.

The Company’s press release announcing the pricing of the public offering is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 26, 2006

99.1	Press Release, dated January 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA PHARMACEUTICALS, INC.

Dated: January 27, 2006	By:	/s/ Steven W. Spector
Steven W. Spector, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 26, 2006

99.1	Press Release, dated January 27, 2006